Exhibit 99.1

         Yahoo! Reports Third Quarter 2004 Financial Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Oct. 12, 2004--

                Company Posts Revenues of $907 Million,
       Operating Income of $172 Million, Operating Income Before
             Depreciation and Amortization of $260 Million

    Yahoo! Inc. (Nasdaq:YHOO) today reported results for the third quarter ended September 30, 2004.
    "Yahoo! began to demonstrate the next stage in the Company's evolution in the third quarter, and in doing so recorded its sixth consecutive quarter of record revenue," said Terry Semel, chairman and chief executive officer, Yahoo!. "We accelerated the pace at which new products and services were developed, which in-turn helped increase the level of user engagement across the Yahoo! network. Our engaged audience enables us to deliver an unmatched set of advertising opportunities, providing deeper value to our marketers, and supporting the mantra that great products are the key to a great business."

    -- Revenues were $907 million for the third quarter of 2004, a 154 percent increase compared to $357 million for the same period of 2003.

    -- Revenues excluding traffic acquisition costs ("TAC") were $655 million for the third quarter of 2004, an 84 percent increase compared to the $357 million for the same period of 2003.

    -- Gross profit for the third quarter of 2004 was $574 million, an 86 percent increase compared to $310 million for the same period of 2003.

    -- Operating income for the third quarter of 2004 was $172 million, an increase of 106 percent compared to $83 million for the same period of 2003.

    -- Operating income before depreciation and amortization for the third quarter of 2004 was $260 million, a 122 percent increase compared to $117 million for the same period of 2003.

    -- Cash flow from operating activities for the third quarter of 2004 was $267 million, an increase of 97 percent compared to $136 million for the same period of 2003.

    -- Free cash flow for the third quarter of 2004 was $202 million, a 108 percent increase over the $97 million reported for the same period of 2003.

    -- Net income for the third quarter of 2004 was $253 million or $0.17 per diluted share (including a net impact of $129 million, or $0.09 per share, related to the sale of an investment and the associated tax benefit resulting from fully reserved capital losses becoming realizable). Excluding this gain, net income for the third quarter was $124 million, or $0.09 per diluted share. This compares with net income of $65 million or $0.05 per diluted share for the same period of 2003.

    -- The provision for income taxes of $67 million yielded an effective tax rate of 21% for the third quarter of 2004 as a result of the previously described tax benefit associated with the capital loss carryforwards. The provision for income taxes in the same period of 2003 was $40 million, and yielded an effective tax rate of 38%.

    "Yahoo! generated its highest-ever level of free cash flow in the third quarter, more than doubling the amount generated one year ago," said Susan Decker, chief financial officer, Yahoo!. "We believe that long-term free cash flow generation is the most important factor driving shareholder value and we are very pleased with both its magnitude in this quarter and the strong foundation on which it is based, positioning us well for sustained growth."

    Third Quarter 2004 Financial Highlights

    Marketing services revenue for the third quarter of 2004 totaled $765 million, a 212 percent increase from the $245 million reported in the same period in 2003. Listings revenue for the third quarter of 2004 totaled $37 million, a 15 percent increase compared to the $32 million reported in the same period in 2003. The year over year increases in marketing services and listings revenues resulted from growth in Yahoo!'s organic revenue and incremental revenue associated with acquisitions completed during the past year. Fees revenue for the third quarter of 2004 totaled $104 million, a 31 percent increase compared to the $79 million reported in the same period in 2003. The year over year increase in fees revenues was primarily driven by the growth in the number of paying relationships for Yahoo!'s premium services, which were approximately 7.6 million at September 30, 2004 compared to approximately 4.2 million at September 30, 2003.
    United States revenues in the third quarter of 2004 were $655 million, an increase of $355 million, or 118 percent, compared to the same period in 2003. International revenues in the third quarter of 2004 were $252 million, an increase of $195 million, or 341 percent, compared to the same period in 2003.
    United States segment operating income before depreciation and amortization in the third quarter of 2004 was $223 million, an increase of $117 million, or 109 percent, compared to the same period of 2003. International segment operating income before depreciation and amortization in the third quarter of 2004 was $36 million, an increase of $26 million, or 251 percent, compared to the same period in 2003. These increases were primarily a result of the increase in US and International revenues and continued efforts to control discretionary spending during the period.
    Free cash flow was $202 million in the third quarter of 2004 and was the largest contributor to the increase of $425 million in our cash, cash equivalents and investments in marketable debt securities. Our cash, cash equivalents and investments in marketable debt securities grew from approximately $2,646 million at June 30, 2004 to $3,072 million at September 30, 2004. Together with free cash flow, this increase is a result of $106 million of cash generated from the issuance of common stock as a result of the exercise of employee stock options and $191 million in net proceeds from the sale of an investment, offset by a net $46 million used in structured stock repurchase transactions and $28 million used for other investing activities, including acquisitions.
    Please refer to the "Note to Unaudited Condensed Consolidated Statements of Operations" for definition of these key financial measures and "Business Outlook" attached to this press release.

    Quarterly Conference Call

    Yahoo! will host a conference call to discuss third quarter results at 5:00 p.m. Eastern Time today. A live Webcast of the conference call, together with supplemental financial information can be accessed through the Company's Investor Relations Web site at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 10046233.

    About Yahoo!

    Yahoo! Inc. is the No. 1 Internet brand globally and the most trafficked Internet destination. Headquartered in Sunnyvale, Calif., Yahoo!'s mission is to provide online products and services essential to consumers' lives and offer a full range of marketing solutions to enable businesses to connect with Yahoo!'s hundreds of millions of users worldwide.
    This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange
Commission: revenues excluding traffic acquisition costs, operating income before depreciation and amortization, and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note to Unaudited Condensed Consolidated Statements of Operations and Reconciliations to Unaudited Condensed Consolidated Statements of Operations included in this press release for further information regarding these non-GAAP financial measures.
    This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, decreases or delays in marketing services spending, including performance of the Company's recently acquired businesses; the actual increases in demand by customers for Yahoo!'s premium services; acceptance of new products and services; the Company's ability to compete with new or existing competitors; general economic conditions; risks related to the integration of recent acquisitions; dependence on key personnel; and the dependence on third parties for technology, services, content and distribution. All information set forth in this release and its attachments is as of October 12, 2004. Yahoo! undertakes no duty to update this information. More information about potential factors that could affect the Company's business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections of Yahoo!'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which will be filed with the SEC in the fourth quarter of 2004.

    Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.


                              Yahoo! Inc.
       Unaudited Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)

                          Three Months Ended      Nine Months Ended
                            September 30,           September 30,
                       -----------------------  ----------------------
                             2003        2004        2003        2004
                       ----------- -----------  ---------- -----------


Revenues               $  356,821  $  906,715  $  961,175  $2,496,800

Cost of revenues           47,287     332,333     137,261     911,421

                        ----------  ----------  ----------  ----------
Gross profit              309,534     574,382     823,914   1,585,379
                        ----------  ----------  ----------  ----------

Operating expenses:
  Sales and marketing     128,748     192,950     364,333     551,120
  Product development      47,683      97,033     129,180     261,162
  General and
   administrative          39,609      69,215     102,183     189,930
  Stock compensation
   expense (a)                485       6,111       1,951      25,823
  Amortization of
   intangibles              9,511      36,968      25,020     103,588
                        ----------  ----------  ----------  ----------
    Total operating
     expenses             226,036     402,277     622,667   1,131,623
                        ----------  ----------  ----------  ----------

Income from operations     83,498     172,105     201,247     453,756

Other income, net          11,440     123,281      34,304     150,838
Earnings in equity
 interests                 12,495      25,696      32,225      69,672
Minority interests in
 operations of
 consolidated
 subsidiaries              (2,063)       (660)     (5,097)     (2,894)
                        ----------  ----------  ----------  ----------

Income before income
 taxes                    105,370     320,422     262,679     671,372

Provision for income
 taxes                     40,041      67,117      99,819     204,343
                        ----------  ----------  ----------  ----------

Net income             $   65,329  $  253,305  $  162,860  $  467,029
                        ==========  ==========  ==========  ==========


Net income per share -
 diluted               $     0.05  $     0.17  $     0.13  $     0.32
                        ==========  ==========  ==========  ==========

Shares used in per
 share calculation -
 diluted                1,274,888   1,458,610   1,254,540   1,444,955
                        ==========  ==========  ==========  ==========


(a) Stock compensation expense is allocated as follows:

Sales and marketing    $       98  $    1,731  $      419  $    7,712
Product development           343       2,371       1,217       9,642
General and
 administrative                44       2,009         315       8,469
                        ----------  ----------  ----------  ----------
  Total stock
   compensation
   expense             $      485  $    6,111  $    1,951  $   25,823
                        ==========  ==========  ==========  ==========

----------------------------------------------------------------------
Supplemental Financial Data (See Note)

Revenues excluding
 traffic acquisition
 costs ("TAC")         $  356,821  $  655,401  $  961,175  $1,814,692
Operating income
 before depreciation
 and amortization      $  116,996  $  259,704  $  299,787  $  704,687
Free cash flow         $   97,088  $  201,680  $  246,566  $  592,969
----------------------------------------------------------------------


                             Yahoo! Inc.
  Note to Unaudited Condensed Consolidated Statements of Operations


This press release includes the non-GAAP financial measures of revenues excluding traffic acquisition costs, operating income before depreciation and amortization, and free cash flow, which are reconciled to gross profit, income from operations, and cash flow from operating activities, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, and cash flow from operating activities calculated in accordance with generally accepted accounting principles.

Revenues excluding traffic acquisition costs or TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our gross profit measure, we have removed TAC from both revenues and cost of revenues. We began incurring TAC when we acquired Overture Services, Inc. in October 2003. TAC represents revenues, a significant portion of which is shared with, and paid to, Overture's third party affiliates who integrate Overture's pay-for-performance search service into their websites. We present revenues excluding TAC: (1) to permit investors to make a meaningful comparison of our current performance to our performance before we acquired Overture, (2) to provide a metric for our investors to analyze and value our Company and (3) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. Specifically, it allows investors to compare gross profit as a percentage of revenues before and after the Overture acquisition, since TAC is the only significant difference in the cost of revenues between our legacy business and Overture's business. Consequently, presenting revenues excluding TAC helps investors better understand changes in our gross profit as a percentage of revenues for pre- and post-acquisition of Overture. We also provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with Overture is paid to our third party affiliates, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our third party affiliates. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, for budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock compensation expense. We consider operating income before depreciation and amortization to be an important indicator of the operational strength of the Company. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock compensation expense from period to period, which we believe is useful to management and investors in evaluating the operating performance of the Company, as depreciation and amortization costs are not directly attributable to the underlying performance of the Company's business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock compensation expenses related to our workforce. Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of our consolidated statements of operations.

Free cash flow is defined as cash flow from operating activities less net capital expenditures. In addition, for the quarters ended June 30, 2002 and December 31, 2003, free cash flow also included a change in long-term deferred revenue and an Overture receivable settled through acquisition, respectively. The change in long-term deferred revenue represented cash payments received in advance of revenue recognized. The Overture receivable settled through acquisition represented a Yahoo! accounts receivable balance owed from Overture that was settled as part of the acquisition. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.


                              Yahoo! Inc.
          Reconciliations to Unaudited Condensed Consolidated
                       Statements of Operations
                            (in thousands)

                          Three Months Ended     Nine Months Ended
                             September 30,         September 30,
                       ----------------------- -----------------------
                           2003        2004        2003        2004
                       ----------- ----------- ----------- -----------

Revenues for groups of similar services:
  Marketing services   $  245,072  $  765,112  $  654,235  $2,091,214
  Fees                     79,358     104,201     213,013     296,522
  Listings                 32,391      37,402      93,927     109,064
                        ----------  ----------  ----------  ----------
  Total revenues       $  356,821  $  906,715  $  961,175  $2,496,800
                        ==========  ==========  ==========  ==========

Revenues by segment:
  United States        $  299,759  $  654,985  $  809,650  $1,878,417
  International            57,062     251,730     151,525     618,383
                        ----------  ----------  ----------  ----------
  Total revenues       $  356,821  $  906,715  $  961,175  $2,496,800
                        ==========  ==========  ==========  ==========

Cost of revenues:
  Traffic acquisition
   costs ("TAC")       $        -  $  251,314  $        -  $  682,108
  Other cost of
   revenues                47,287      81,019     137,261     229,313
                        ----------  ----------  ----------  ----------
  Total cost of
   revenues            $   47,287  $  332,333  $  137,261  $  911,421
                        ==========  ==========  ==========  ==========

Revenues excluding TAC:
  Gross profit         $  309,534  $  574,382  $  823,914  $1,585,379
  Other cost of
   revenues                47,287      81,019     137,261     229,313
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $  356,821  $  655,401  $  961,175  $1,814,692
                        ==========  ==========  ==========  ==========

Revenues excluding TAC by segment:
  United States:
  Gross profit         $  261,290  $  438,737  $  697,408  $1,241,633
  Other cost of
   revenues                38,469      64,340     112,242     187,261
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $  299,759  $  503,077  $  809,650  $1,428,894
                        ==========  ==========  ==========  ==========

  International:
  Gross profit         $   48,244  $  135,645  $  126,506  $  343,746
  Other cost of
   revenues                 8,818      16,679      25,019      42,052
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $   57,062  $  152,324  $  151,525  $  385,798
                        ==========  ==========  ==========  ==========

Operating income before depreciation and amortization:
  Income from
   operations          $   83,498  $  172,105  $  201,247  $  453,756
  Depreciation and
   amortization            33,013      81,488      96,589     225,108
  Stock compensation
   expense                    485       6,111       1,951      25,823
                        ----------  ----------  ----------  ----------
  Operating income
   before depreciation
   and amortization    $  116,996  $  259,704  $  299,787  $  704,687
                        ==========  ==========  ==========  ==========

Operating income before depreciation and amortization by segment:
  Operating income
   before depreciation
   and amortization -
   United States       $  106,607  $  223,260  $  275,576  $  612,879
  Operating income
   before depreciation
   and amortization -
   International           10,389      36,444      24,211      91,808
                        ----------  ----------  ----------  ----------
  Operating income
   before depreciation
   and amortization       116,996     259,704     299,787     704,687
                        ==========  ==========  ==========  ==========

  United States:
  Income from
   operations          $   77,684  $  151,402  $  189,156  $  401,247
  Depreciation and
   amortization            28,438      66,668      84,469     189,679
  Stock compensation
   expense                    485       5,190       1,951      21,953
                        ----------  ----------  ----------  ----------
  Operating income
   before depreciation
   and amortization -
   United States       $  106,607  $  223,260  $  275,576  $  612,879
                        ==========  ==========  ==========  ==========

  International:
  Income from
   operations          $    5,814  $   20,703  $   12,091  $   52,509
  Depreciation and
   amortization             4,575      14,820      12,120      35,429
  Stock compensation
   expense                      -         921           -       3,870
                        ----------  ----------  ----------  ----------
  Operating income
   before depreciation
   and amortization -
   International       $   10,389  $   36,444  $   24,211  $   91,808
                        ==========  ==========  ==========  ==========

Free cash flow:
  Cash flow from
   operating
   activities          $  135,533  $  267,424  $  326,284  $  753,101
  Acquisition of
   property and
   equipment, net         (38,445)    (65,744)    (79,718)   (160,132)
                        ----------  ----------  ----------  ----------
  Free cash flow       $   97,088  $  201,680  $  246,566  $  592,969
                        ==========  ==========  ==========  ==========


                             Yahoo! Inc.
                           Business Outlook

Business Outlook

The following business outlook is based on current information and expectations as of October 12, 2004. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations Web site throughout the current quarter. It is currently expected the outlook will not be updated until the release of Yahoo!'s next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the outlook or any portion thereof at any time.

                                         Three months       Year
                                            ending         ending
                                         December 31,    December 31,
                                             2004           2004
                                         -------------  --------------

Revenues excluding traffic acquisition costs(b) ("TAC") outlook
 (in millions):
  Gross Profit                            $625-$665     $2,200-$2,240
  Other cost of revenues                   $85-$95        $315-$325
                                         -------------  --------------
  Revenues excluding TAC                  $710-$760     $2,515-$2,565
                                         =============  ==============

Operating income before depreciation and amortization(b) outlook
 (in millions):
  Income from operations                  $201-$220       $645-$664
  Depreciation and amortization            $80-$88        $305-$313
  Stock compensation expense                $4-$7          $30-$33
                                         -------------  --------------
  Operating income before depreciation
   and amortization                       $285-$315      $980-$1,010
                                         =============  ==============

(b) Refer to Note to Unaudited Condensed Consolidated Statements of
    Operations.


                             Yahoo! Inc.
      Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)

                         Three Months Ended       Nine Months Ended
                            September 30,           September 30,
                      ---------------------- -------------------------
                          2003       2004         2003         2004
                      ----------- ---------- ------------ ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income          $   65,329  $ 253,305  $   162,860  $   467,029
  Adjustments to
   reconcile net
   income to net cash
   provided by
   operating
   activities:
    Depreciation and
     amortization         33,013     81,488       96,589      225,108
    Tax benefits from
     stock options        36,198     56,145       85,843      177,266
    Earnings in equity
     interests           (12,495)   (25,696)     (32,225)     (69,672)
    Minority interests
     in operations of
     consolidated
     subsidiaries          2,063        660        5,097        2,894
    Stock compensation
     expense                 485      6,111        1,951       25,823
    (Gain)/loss from
     sale of
     investments,
     assets and other,
     net                   1,784   (100,683)       9,331      (91,067)
    Changes in assets
     and liabilities,
     net of effects of
     acquisitions:
      Accounts
       receivable, net    (8,286)   (47,466)     (31,815)     (83,288)
      Prepaid expenses
       and other
       assets              3,209     (7,016)        (756)      (6,434)
      Accounts payable       685     12,694          280         (899)
      Accrued expenses
       and other
       liabilities        19,080     31,692       18,147       83,561
      Deferred revenue    (5,532)     6,190       10,982       22,780
                       ----------  ---------  -----------  -----------
Net cash provided by
 operating activities    135,533    267,424      326,284      753,101
                       ----------  ---------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of
   property and
   equipment, net        (38,445)   (65,744)     (79,718)    (160,132)
  Purchases of
   marketable
   securities           (966,120)  (316,728)  (1,632,298)  (1,178,741)
  Proceeds from sales
   and maturities of
   marketable debt
   securities            390,930    150,349    1,041,429      902,072
  Acquisitions, net of
   cash acquired               -    (33,815)    (228,318)    (607,692)
  Proceeds from sales
   of marketable
   equity securities
   and other               9,037    190,445        2,763      206,933
                       ----------  ---------  -----------  -----------
Net cash used in
 investing activities   (604,598)   (75,493)    (896,142)    (837,560)
                       ----------  ---------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from
   issuance of debt,
   net                         -          -      733,125            -
  Proceeds from
   issuance of common
   stock, net             74,416    105,913      203,027      423,591
  Structured stock
   repurchase, net             -    (45,907)           -      (95,907)
                       ----------  ---------  -----------  -----------
Net cash provided by
 financing activities     74,416     60,006      936,152      327,684
                       ----------  ---------  -----------  -----------

Effect of exchange
 rate changes on cash
 and cash equivalents        585      3,711        4,252        6,764

Net change in cash and
 cash equivalents       (394,064)   255,648      370,546      249,989
Cash and cash
 equivalents,
 beginning of period   1,075,582    707,880      310,972      713,539
                       ----------  ---------  -----------  -----------

Cash and cash
 equivalents, end of
 period               $  681,518  $ 963,528  $   681,518  $   963,528
                       ==========  =========  ===========  ===========


                             Yahoo! Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)

                                       December 31,    September 30,
                                          2003             2004
                                     ---------------- ----------------
                                                           (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                 $   713,539   $   963,528
  Short-term investments in marketable debt
   securities                                   595,978     1,200,592
  Short-term investments in marketable
   equity securities                                  -       762,280
  Accounts receivable, net                      282,415       384,738
  Prepaid expenses and other current
   assets                                       129,777       158,611
                                             -----------   -----------
     Total current assets                     1,721,709     3,469,749

Long-term investments in marketable debt
 securities                                   1,256,698       907,448
Property and equipment, net                     449,512       484,703
Goodwill                                      1,805,561     2,324,916
Intangible assets, net                          445,640       480,685
Other assets                                    252,534       279,034
                                             -----------   -----------
     Total assets                           $ 5,931,654   $ 7,946,535
                                             ===========   ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $    31,890   $    41,283
  Accrued and other current liabilities         483,628       586,252
  Deferred revenue                              192,278       224,261
                                             -----------   -----------
     Total current liabilities                  707,796       851,796

Long term deferred revenue                            -        66,909
Long term debt                                  750,000       750,000
Other liabilities                                72,890       116,581
Minority interests in consolidated
 subsidiaries                                    37,478        44,472

Stockholders' equity                          4,363,490     6,116,777
                                             -----------   -----------
  Total liabilities and stockholders'
   equity                                   $ 5,931,654   $ 7,946,535
                                             ===========   ===========

    CONTACT: Yahoo! Inc.
             Linda Du, 408-349-4619 (Media Relations) lindadu@yahoo-inc.com
             Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com or
             Fleishman-Hillard (for Yahoo! Inc.)
             Ruben Osorio, 415-318-4108 (Media Relations) osorior@fleishman.com